EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.0002 per share, of Burning Rock Biotech Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 13, 2023.

CHINA MERCHANTS BANK CO., LIMITED

By:	/s/ Liang Wang
Name:	Liang Wang
Title:	Director

CMB INTERNATIONAL CAPITAL HOLDINGS CORPORATION LIMITED

By:	/s/ Liang Wang
Name:	Liang Wang
Title:	Director

CMB INTERNATIONAL CAPITAL CORPORATION LIMITED

By:	/s/ Ju Zhao
Name:	Ju Zhao
Title:	Director

CMB INTERNATIONAL INVESTMENT MANAGEMENT LIMITED

By:	/s/ Yiwen Gao
Name:	Yiwen Gao
Title:	Director

CMB INTERNATIONAL PRIVATE INVESTMENT LIMITED

By:	/s/ Rongfeng Jiang
Name:	Rongfeng Jiang
Title:	Director

EVERGREEN SERIESC LIMITED PARTNERSHIP
By:	CMB International Private Investment Limited, its general partner

By:	/s/ Rongfeng Jiang
Name:	Rongfeng Jiang
Title:	Director

CMBI PRIVATE EQUITY SERIES SPC ON BEHALF OF AND FOR THE ACCOUNT OF BIOTECHNOLOGY FUND IV SP

By:	/s/ Rongfeng Jiang
Name:	Rongfeng Jiang
Title:	Director

[Signature Page to Joint Filing Agreement]